UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2010
WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA	95630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (916) 608-8200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement.
The information contained in Item 2.03 below is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On November 24, 2010, we and our subsidiaries entered into Amendment No. 2 to the Master Note Purchase Agreement, dated July 15, 2008, as amended, increasing the aggregate principal amount of senior unsecured notes issuable under the Master Note Purchase Agreement from $500 million to $750 million, representing a $250 million increase. No other changes were made in the Amendment.
We currently have $350 million of Notes outstanding under the Master Note Purchase Agreement. With the execution of the Amendment, we will be able to sell up to $400 million of additional Notes under and subject to the terms of the Master Note Purchase Agreement. No existing or potential lender has any obligation to purchase additional notes under the Master Note Purchase Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

4.1	Amendment No. 2 to Master Note Purchase Agreement, dated November 24, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC. (Registrant)
Date: November 26, 2010	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 2 to Master Note Purchase Agreement, dated November 24, 2010